Exhibit 23.1



                       [WEBB & COMPANY, P.A. LETTERHEAD]


                         INDEPENDENT AUDITORS' CONSENT


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated July 2, 2004 relating to the consolidated financial statements of Centurion Gold Holdings, Inc. and subsidiaries.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.



WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
November 3, 2004